EXHIBIT 23.1

PRICEWATERHOUSECOOPERS

Kesselman & Kesselman
Certified Public Accountants (Isr.)
Trade Tower, 25 Hamered Street
Tel Aviv 68125 Israel
P.O. Box 452 Tel Aviv 61003 Israel
Telephone +972-3-7954555
Facsimile + 972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2007 relating to the consolidated financial statements, which appears in Vyyo Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Kesselman & Kesselman

Tel-Aviv, Israel
June 24, 2007